Exhibit 99(d)(3)


                     REIMBURSEMENT OF CERTAIN FUND EXPENSES

                         WAIVER/REIMBURSEMENT AGREEMENT

     WAIVER/REIMBURSEMENT AGREEMENT, dated as of March 1, 2007, between SELIGMAN GLOBAL FUND SERIES, INC., a Maryland corporation (the "Series"), on behalf of Seligman Emerging Markets Fund, Seligman Global Growth Fund and Seligman
International Growth Fund (each, a "Fund"), and J. & W. SELIGMAN & CO. INCORPORATED, a Delaware corporation (the "Manager"). The Manager hereby agrees to waive its management fee and/or reimburse each Fund's "other expenses" to the extent set forth in the Series' prospectuses included in the Series' Registration Statement, dated March 1, 2007.


J. & W. SELIGMAN & CO. INCORPORATED            SELIGMAN GLOBAL FUND SERIES, INC.

BY: _________________________________       BY:_________________________________

TITLE: ______________________________       TITLE: _____________________________

DATE:________________________________      DATE:________________________________